Exhibit 99.2

RISK FACTORS

Risks Relating to Our Financial Position and Need for Capital

Our business is entirely dependent on the success of EVK-001, which recently failed to achieve the primary endpoint of symptom improvement in a Phase 3 clinical trial in female patients with symptomatic diabetic gastroparesis. While we are continuing to assess apparent anomalies in the topline data from the trial, we may be unable to identify a viable path forward for continued development of this product candidate.

To date, we have devoted all of our research, development and clinical efforts and financial resources toward the development of EVK-001, our patented nasal delivery formulation of metoclopramide for the relief of symptoms associated with acute and recurrent diabetic gastroparesis in adult women. EVK-001 is our only product candidate. On July 18, 2016, we announced topline results from our Phase 3 clinical trial of EVK-001 in female patients with symptomatic diabetic gastroparesis. In this study, EVK-001 did not achieve its primary endpoint of symptom improvement at Week 4.

While we plan to perform additional analyses of data from this Phase 3 trial and will seek to meet with the FDA to discuss potential paths forward for continued development of EVK-001, we may be unable to salvage any value from the Phase 3 trial and may be unable to identify a viable plan for continued clinical development of this product candidate. Even if we are able to design further trials and identify a path forward toward potential regulatory approval of EVK-001, the development will likely require significant financial and personnel resources. Furthermore, we experienced patient recruitment, enrollment and dropout challenges in our recently-completed Phase 3 trial, and given the negative results from this recent trial, we could experience even more significant obstacles in any further clinical development of EVK-001.

There can be no assurance that we will be able to further develop EVK-001. Our continuing analyses of data from the topline Phase 3 trial may produce negative or inconclusive results, or may be inconsistent with our previously announced topline results. Because our business is entirely dependent on the success of EVK-001, if we are unable to identify, fund and ultimately execute an alternative development strategy for this product candidate, we will be required to curtail all of our activities and may be required to liquidate, dissolve or otherwise wind down our operations. Any of these events could result in the complete loss of your investment in our securities.

We are in default under our loan and security agreement and may be unable to negotiate forbearance or other accommodations with our lender.

We have a loan and security agreement with Square 1 with outstanding indebtedness as of June 30, 2016 of approximately $4.5 million. As a result of the negative results of the Phase 3 trial for EVK-001 and other breaches of our loan and security agreement with Square 1, we are in default under the credit facility, and a substantial portion of the proceeds from the offering may be devoted to the repayment of this indebtedness. The credit facility is secured by a lien covering substantially all of our personal property, excluding intellectual property. The lender has already exercised certain remedies available to it under the loan and security agreement, including freezing our cash deposits of approximately $2.0 million. While we are in discussions with the lender concerning potential forbearance in connection with the completion of the offering, we may be unable to secure any relief and may be required to devote substantial management time and attention to resolving the default and working through a resolution with the lender. If we are unable to raise sufficient proceeds to fund our outstanding indebtedness and near-term operations, we may be required to liquidate, dissolve or otherwise wind down our operations. Any of these events could result in the complete loss of your investment in our securities.

We will require substantial additional funding and may be unable to raise capital when needed, which would force us to liquidate, dissolve or otherwise wind down our operations.

Our operations have consumed substantial amounts of cash since inception. We believe, based on our current operating plan, that the net proceeds from the offering, together with our existing cash and cash equivalents (and after repayment of our obligations to our secured lender), will be sufficient to fund our operations through only the next 60 days, although there can be no assurance in that regard. We will be required to raise additional funds in order to continue as a going concern.

We estimate that the net proceeds to us from the offering, after deducting placement agent fees but before paying offering expenses, will be approximately $4.4 million. We may be required to pay as much as $2.5 million to our secured lender, which will result in as little as $1.9 million available for us to continue to fund further development of EVK-001 and other working capital and other general corporate purposes.

Our estimates of the amount of cash necessary to fund our activities may prove to be wrong and we could spend our available financial resources much faster than we currently expect. In any event, we would expect to need to raise substantial additional capital very shortly after the completion of the offering. Our future funding requirements will depend on many factors, including, but not limited to: our continuing analysis of apparent anomalies in the topline data from our Phase 3 trial, and efforts to identify a viable path forward for continued development of EVK-001; the actions taken by our secured lender under our loan and security agreement; the cost of any additional clinical development of EVK-001; and the potential requirement to curtail all of our activities while we explore strategic alternatives. Many of these factors are outside of our control.

Additional funding may not be available to us on acceptable terms or at all. In addition, the terms of any financing may adversely affect the holdings or the rights of our stockholders. Furthermore, the issuance of additional shares or other securities by us, or the possibility of such issuance, may cause the market price of our shares to decline and dilute the holdings of our existing stockholders. We cannot provide any assurance that our existing capital resources will be sufficient to enable us to identify or execute a viable plan for continued clinical development of EVK-001 or to otherwise survive as a going concern.

We could be subject to securities class action litigation.

As a result of our announcement of negative results in our Phase 3 clinical trial on July 18, 2016, our stock price declined substantially. In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could further harm our business.

If we fail to continue to meet all applicable Nasdaq Capital Market requirements and Nasdaq determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock and the market price of our common stock could decrease.

Our common stock is listed on the Nasdaq Capital Market. In order to maintain our listing, we must meet minimum financial and other requirements, including requirements for a minimum amount of capital, a minimum price per share and continued business operations so that we are not characterized as a “public shell company.” If we are unable to comply with Nasdaq’s listing standards, Nasdaq may determine to delist our common stock from the Nasdaq Capital Market. In the event that our common stock is delisted from the Nasdaq Capital Market and is not eligible for quotation or listing on another market or exchange, trading of our common stock could be conducted only in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and there would likely also be a reduction in our coverage by securities analysts and the news media, which could cause the price of our common stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

As a result of the negative results from the Phase 3 trial and our limited financial resources, we may not be successful in retaining key employees.

Our cash conservation activities may yield unintended consequences, such as reduced employee morale and unwanted attrition. Competition among biotechnology companies for qualified employees is intense, and the ability to retain our key employees is critical to our ability to effectively manage our resources while we seek to identify a viable path forward for continued development of EVK-001. Loss of any of our key employees could have a material adverse effect on our business.